Exhibit 99.1

Verisk Analytics, Inc., Reports Second-Quarter 2015 Financial Results

•	Total revenue grew 17.5%; organic revenue growth was 9.4%, excluding recent acquisitions and pass-through Verisk Health revenue

•	Income from continuing operations grew 85.4% to $163.3 million; Adjusted EBITDA, which excludes non-recurring gains and expenses from the Wood Mackenzie transaction, grew 22.3% to $237.6 million

•	Diluted GAAP EPS grew 86.5% to $0.97; diluted adjusted EPS, excluding non-recurring items related to the Wood Mackenzie acquisition, increased 35.1% to $0.77

•	Net cash provided by operating activities less capital expenditures grew 40.0% year-to-date and 35.6% excluding recent acquisitions

•	Closed acquisition of Wood Mackenzie on May 19 for net cash purchase price of $2.8 billion, excluding hedge gains; completed $500 million accelerated share repurchase
JERSEY CITY, N.J., July 28, 2015 — Verisk Analytics, Inc. (Nasdaq:VRSK), a leading data analytics provider, today announced results for the fiscal quarter ended June 30, 2015.
Scott Stephenson, president and chief executive officer, said, "Our second-quarter results were excellent, with organic revenue growth contributions and strong profitability across the company. We closed the acquisition of Wood Mackenzie, and we are even more excited about the opportunities now that the WoodMac team is part of the Verisk family. We believe that the WoodMac acquisition is a continuation of our commitment to smart capital deployment on behalf of our shareholders."
Table 1: Summary of Results
(in millions, except per share amounts)
Note: Adjusted net income and adjusted EPS exclude second-quarter non-recurring items related to the Wood Mackenzie acquisition.

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
Revenues from continuing operations	$497.6	$423.6	17.5%	$957.0	$833.2	14.9%
Income from continuing operations	$163.3	$88.0	85.4%	$262.0	$172.5	51.9%
Adjusted EBITDA from continuing operations	$237.6	$194.2	22.3%	$453.9	$377.0	20.4%
Adjusted net income from continuing operations	$128.7	$96.9	32.8%	$236.2	$190.2	24.2%
Diluted GAAP EPS from continuing operations	$0.97	$0.52	86.5%	$1.59	$1.02	55.9%
Diluted adjusted EPS from continuing operations	$0.77	$0.57	35.1%	$1.44	$1.12	28.6%
Revenue
Total revenue increased 17.5% in second-quarter 2015 compared with second-quarter 2014. Organic revenue growth was 9.4%, net of recent acquisitions and previously discussed Verisk Health pass-through revenue in both periods. Healthcare and financial services solutions led the organic revenue growth in the quarter.
Decision Analytics segment revenue grew 24.6% in the second quarter of 2015 and represented approximately 65.5% of total revenue. Decision Analytics organic revenue growth, net of recent acquisitions and Verisk Health pass-through revenue in both periods, was 11.6%.

•	Insurance category revenue increased 8.1%, led by strong growth in underwriting solutions.

•	Financial services category revenue increased 20.8%, driven by continued strong demand for our solutions and services.

•
Healthcare revenue growth, net of Verisk Health pass-through revenue in both periods, was 19.6%. Revenue and quality solutions led the growth in the quarter. Healthcare category revenue growth as reported was 6.1%.

•	Energy and specialized markets category organic revenue grew 6.0%. Including the recently acquired Wood Mackenzie and Maplecroft businesses, growth was 198.6%.
Table 2: Decision Analytics Revenues by Category
(in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
Insurance	$165.3	$152.9	8.1%	$319.0	$294.3	8.4%
Financial services	26.4	21.8	20.8%	61.6	42.8	43.6%
Healthcare	69.0	65.1	6.1%	144.1	129.0	11.8%
Energy and specialized markets	65.2	21.8	198.6%	89.7	42.8	109.3%
Total Decision Analytics	$325.9	$261.6	24.6%	$614.4	$508.9	20.7%
Risk Assessment segment revenue grew 6.0% in the quarter.

•	Revenue growth in industry-standard insurance programs was 6.2%, resulting primarily from the annual effect of growth in 2015 invoices effective from January 1 and growth from new solutions.

•	Property-specific rating and underwriting information revenue grew 5.7% in the second quarter. Growth was led by new licenses.
Table 3: Risk Assessment Revenues by Category
(in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
Industry-standard insurance programs	$130.7	$123.2	6.2%	$261.3	$247.0	5.8%
Property-specific rating and underwriting information	41.0	38.8	5.7%	81.3	77.3	5.2%
Total Risk Assessment	$171.7	$162.0	6.0%	$342.6	$324.3	5.7%
Expenses and Adjusted EBITDA
Cost of revenue increased 13.2% compared with second-quarter 2014. Cost of revenue, excluding recent acquisitions and non-recurring items related to the acquisition of Wood Mackenzie, increased 0.9%. The year-over-year increase is primarily due to investments in people in support of business growth, largely offset by lower pass-through data costs at Verisk Health in the quarter.
Selling, general, and administrative expense, or SG&A, increased 60.0% in the quarter. SG&A, excluding recent acquisitions and non-recurring items related to the acquisition of Wood Mackenzie, declined 0.4% because of lower professional services fees and good expense management.
Income from continuing operations increased 85.4% to $163.3 million. Adjusted EBITDA increased 22.3%. Excluding acquisitions, Adjusted EBITDA increased 15.9% in the quarter.

•
The 32.1% increase in Decision Analytics Adjusted EBITDA to $136.1 million was the result of growth in the business and improved operations, particularly at Verisk Health. Decision Analytics Adjusted EBITDA, excluding acquisitions, grew 20.1%.

•
The second-quarter 2015 Adjusted EBITDA in Risk Assessment increased 11.3% to $101.5 million as a result of revenue growth and good expense management, including lower people-related costs following the fourth-quarter 2014 talent realignment.
Table 4: Segment Results Summary
(in millions)
Note: Excludes second-quarter non-recurring items related to the Wood Mackenzie acquisition

	Three Months Ended			Three Months Ended
	June 30, 2015			June 30, 2014			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$325.9	$171.7	$497.6	$261.6	$162.0	$423.6	24.6%	6.0%	17.5%
Cost of revenue	(138.8)	(50.4)	(189.2)	(120.0)	(52.5)	(172.5)	15.7%	(3.9)%	9.8%
SG&A	(50.6)	(20.0)	(70.6)	(38.6)	(18.5)	(57.1)	31.2%	7.8%	23.7%
Investment income and other	(0.4)	0.2	(0.2)	—	0.2	0.2	(100.0)%	(39.5)%	(210.5)%
Adjusted EBITDA from continuing operations	$136.1	$101.5	$237.6	$103.0	$91.2	$194.2	32.1%	11.3%	22.3%

Adjusted EBITDA margin from continuing operations	41.7%	59.1%	47.7%	39.4%	56.3%	45.9%

	Six Months Ended			Six Months Ended
	June 30, 2015			June 30, 2014			Change
	DA	RA	Total	DA	RA	Total	DA	RA	Total
Revenues	$614.4	$342.6	$957.0	$508.9	$324.3	$833.2	20.7%	5.7%	14.9%
Cost of revenue	(272.1)	(101.3)	(373.4)	(239.8)	(102.4)	(342.2)	13.5%	(1.0)%	9.2%
SG&A	(89.9)	(39.0)	(128.9)	(76.7)	(37.5)	(114.2)	17.3%	3.8%	12.8%
Investment income and other	(1.0)	0.2	(0.8)	—	0.2	0.2	(100.0)%	(10.0)%	(463.2)%
Adjusted EBITDA from continuing operations	$251.4	$202.5	$453.9	$192.4	$184.6	$377.0	30.7%	9.7%	20.4%

Adjusted EBITDA margin from continuing operations	40.9%	59.1%	47.4%	37.8%	56.9%	45.3%
Adjusted EPS
GAAP diluted net income per share was $0.97. Diluted adjusted earnings per share excluding non-recurring items (adjusted EPS) were $0.77 for second-quarter 2015, an increase of 35.1% compared with the same period in 2014. Adjusted EPS increased because of strong operations, both organic and acquired. The increase also reflected a lower share count due in part to the December 2014 accelerated share repurchase, or ASR, partially offset by equity issuance in the quarter. The increases were partially offset by higher fixed asset depreciation and amortization expense and higher interest costs related to new debt issuance.
Free Cash Flow
Free cash flow, defined as cash provided by operating activities less capital expenditures, increased 40.0% to $295.4 million for the six-month period ended June 30, 2015, including the contribution from acquisitions. This represented 65.1% of Adjusted EBITDA from continuing operations. Capital expenditures decreased 20.7% to $60.1 million in the six months ended June 30, 2015. Capital expenditures were 6.3% of revenue for the six months ended June 30, 2015.
Capital Allocation
Consistent with Verisk's established strategy, the company continued its program of internal investment, acquisition initiatives, and share repurchases.

•	The company completed the $2.8 billion acquisition of Wood Mackenzie on May 19, 2015.

•	To fund the acquisition of Wood Mackenzie, the company issued 10.6 million shares of stock for $722 million, $1.25 billion of bonds, and $1 billion of borrowings under the $1.75 billion revolver.

•
The December 2014 ASR completed during the quarter. As a result, an additional 0.8 million shares were delivered to the company. The $500 million ASR resulted in the repurchase of 7.2 million shares at an average price of $69.62. At June 30, 2015, the company had $189.8 million remaining under its share repurchase authorization.

Conference Call
Verisk’s management team will host a live audio webcast on Wednesday, July 29, 2015, at 8:30 a.m. EDT (5:30 a.m. PDT, 1:30 p.m. BST) to discuss the financial results and business highlights. All interested parties are invited to listen to the live event via webcast on the Verisk investor website at http://investor.verisk.com. The discussion is also available through dial-in number 1-877-755-3792 for U.S./Canada participants or 512-961-6560 for international participants.
A replay of the webcast will be available for 30 days on the Verisk investor website and also through the conference call number 1-855-859-2056 for U.S./Canada participants or 404-537-3406 for international participants using Conference ID #77164933.
About Verisk Analytics
Verisk Analytics (Nasdaq:VRSK) is a leading data analytics provider serving customers in insurance, energy, healthcare, financial services, government, and risk management. Using advanced technologies to collect and analyze billions of records, Verisk Analytics draws on vast industry expertise and unique proprietary data sets to provide predictive analytics and decision support solutions in fraud prevention, actuarial science, insurance coverages, fire protection, catastrophe and weather risk, data management, and many other fields. In the United States and around the world, Verisk Analytics helps customers protect people, property, and financial assets. For more information, visit www.verisk.com.
Contact:
Investor Relations
Eva Huston
Senior Vice President, Treasurer, and Chief Knowledge Officer
Verisk Analytics, Inc.
201-469-2142
eva.huston@verisk.com

David Cohen
Director, Investor Relations and Business Analytics
Verisk Analytics, Inc.
201-469-2174
david.e.cohen@verisk.com
Media
Rich Tauberman
MWW Group (for Verisk Analytics)
202-600-4546
rtauberman@mww.com

Forward-Looking Statements
This release contains forward-looking statements. These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “target,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements.
Other factors that could materially affect actual results, levels of activity, performance, or achievements can be found in Verisk’s quarterly reports on Form 10-Q, annual reports on Form 10-K, and current reports on Form 8-K filed with the Securities and Exchange Commission. If any of these risks or uncertainties materialize or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we projected. Any forward-looking statement in this release reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise.
Notes Regarding the Use of Non-GAAP Financial Measures
The company has provided certain non-GAAP financial information as supplemental information regarding its operating results. These measures are not in accordance with, or an alternative for, U.S. GAAP and may be different from non-GAAP measures reported by other companies. The company believes that its presentation of non-GAAP measures, such as Adjusted EBITDA, Adjusted EBITDA margin, adjusted net income from continuing operations, adjusted EPS, and free cash flow, provides useful information to management and investors regarding certain financial and business trends relating to its financial condition and results of operations. In addition, the company’s management uses these measures for reviewing the financial results of the company and for budgeting and planning purposes.
Adjusted EBITDA is a financial measure that management uses to evaluate the performance of our segments. In all periods shown here and going forward, the company defines “Adjusted EBITDA” as net income from continuing operations before interest expense, income taxes, and depreciation and amortization of fixed and intangible assets and excluding second quarter non-recurring items related to the Wood Mackenzie acquisition.
Although securities analysts, lenders, and others frequently use EBITDA in their evaluation of companies, EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of our statement of cash flow reported under U.S. GAAP. Management uses Adjusted EBITDA in conjunction with traditional U.S. GAAP operating performance measures as part of its overall assessment of company performance. Some of these limitations are as follows:

•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments.

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs.

•
Although depreciation and amortization are noncash charges, the assets being depreciated and amortized often will have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements.

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting the usefulness of their calculations as comparative measures.
Table 5: Adjusted EBITDA Reconciliation
(in millions)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
Income from continuing operations	$163.3	$88.0	85.4%	$262.0	$172.5	51.9%
Depreciation and amortization of fixed and intangible assets	57.5	35.0	64.4%	96.1	68.9	39.3%
Interest expense	37.7	17.5	115.7%	55.9	34.9	60.2%
Provision for income taxes	37.7	53.7	(29.8)%	98.5	100.7	(2.2)%
plus: Non-recurring items related to the Wood Mackenzie acquisition	(58.6)	—	(100.0)%	(58.6)	—	(100.0)%
Adjusted EBITDA from continuing operations	$237.6	$194.2	22.3%	$453.9	$377.0	20.4%

Note: non-recurring items related to the Wood Mackenzie acquisition include gain on foreign exchange hedges, professional services fees, financing and investment banking fees, and retention costs.
Table 6: Adjusted Net Income from Continuing Operations Reconciliation
(in millions, except per share amounts)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2015	2014	Change	2015	2014	Change
Income from continuing operations	$163.3	$88.0	85.4%	$262.0	$172.5	51.9%
plus: Amortization of intangible assets	28.9	14.2		43.0	28.4
less: Income tax effect on amortization of intangible assets	(7.6)	(5.3)		(12.9)	(10.7)
plus: Non-recurring items related to the Wood Mackenzie acquisition	(45.2)	—		(45.2)	—
less: Income tax effect on one-time items related to Wood Mackenzie acquisition	(10.7)	—		(10.7)	—
Adjusted net income from continuing operations	$128.7	$96.9	32.8%	$236.2	$190.2	24.2%

Basic adjusted EPS from continuing operations	$0.78	$0.58	34.5%	$1.47	$1.14	28.9%
Diluted adjusted EPS from continuing operations	$0.77	$0.57	35.1%	$1.44	$1.12	28.6%

Weighted average shares outstanding
Basic	164.1	166.3		161.1	166.7
Diluted	167.6	169.5		164.5	170.0

Note: non-recurring items related to the Wood Mackenzie acquisition include gain on foreign exchange hedges, professional services fees, financing and investment banking fees, and retention costs.
Table 7: Free Cash Flow Reconciliation
(in millions)

	Six Months Ended
	June 30,
	2015	2014	Change
Operating cash flow	$355.5	$286.8	24.0%
less: Capital expenditures	(60.1)	(75.8)	(20.7)%
Free cash flow	$295.4	$211.0	40.0%
Attached Financial Statements
Please refer to the full Form 10-Q filing for the complete financial statements and related notes.

VERISK ANALYTICS, INC.
CONSOLIDATED BALANCE SHEETS
As of June 30, 2015 (Unaudited) and December 31, 2014

	2015	2014
	(unaudited)
	(In thousands, except for share and per share data)
ASSETS
Current assets:
Cash and cash equivalents	$145,491	$39,359
Available-for-sale securities	3,725	3,801
Accounts receivable, net of allowance for doubtful accounts of $7,606 and $5,995, respectively	267,379	220,668
Prepaid expenses	37,478	31,496
Deferred income taxes, net	4,770	4,772
Income taxes receivable	65,182	65,512
Other current assets	85,962	18,875
Total current assets	609,987	384,483
Noncurrent assets:
Fixed assets, net	386,093	302,273
Intangible assets, net	1,655,565	406,476
Goodwill	3,057,642	1,207,146
Pension assets	27,026	18,589
Other assets	39,350	26,363
Total assets	$5,775,663	$2,345,330

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$246,361	$180,726
Short-term debt and current portion of long-term debt	1,025,797	336,058
Pension and postretirement benefits, current	1,894	1,894
Fees received in advance	436,001	252,592
Total current liabilities	1,710,053	771,270
Noncurrent liabilities:
Long-term debt	2,293,864	1,100,874
Pension benefits	13,576	13,805
Postretirement benefits	2,302	2,410
Deferred income taxes, net	463,561	202,540
Other liabilities	47,985	43,388
Total liabilities	4,531,341	2,134,287
Commitments and contingencies
Stockholders’ equity:
Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 544,003,038 shares issued and 168,453,749 and 157,913,227 outstanding, respectively	137	137
Unearned KSOP contributions	(104)	(161)
Additional paid-in capital	1,971,270	1,171,196
Treasury stock, at cost, 375,549,289 and 386,089,811 shares, respectively	(2,559,263)	(2,533,764)
Retained earnings	1,916,155	1,654,149
Accumulated other comprehensive losses	(83,873)	(80,514)
Total stockholders’ equity	1,244,322	211,043
Total liabilities and stockholders’ equity	$5,775,663	$2,345,330

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three and Six Months Ended June 30, 2015 and 2014

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(In thousands, except for share and per share data)
Revenues	$497,650	$423,554	$957,047	$833,197
Expenses:
Cost of revenues (exclusive of items shown separately below)	195,196	172,470	379,412	342,143
Selling, general and administrative	91,292	57,074	149,598	114,208
Depreciation and amortization of fixed assets	28,628	20,723	53,070	40,504
Amortization of intangible assets	28,812	14,221	42,953	28,433
Total expenses	343,928	264,488	625,033	525,288
Operating income	153,722	159,066	332,014	307,909
Other income (expense):
Investment income and others, net	(221)	200	(759)	209
Gain on derivative instruments	85,187	—	85,187	—
Interest expense	(37,662)	(17,459)	(55,924)	(34,898)
Total other income (expense), net	47,304	(17,259)	28,504	(34,689)
Income before income taxes	201,026	141,807	360,518	273,220
Provision for income taxes	(37,706)	(53,708)	(98,512)	(100,680)
Income from continuing operations	163,320	88,099	262,006	172,540
Income from discontinued operations, net of tax of $0 and $23,365, for the three and six months ended June 30, 2014, respectively	—	—	—	31,117
Net income	$163,320	$88,099	$262,006	$203,657
Basic net income per share:
Income from continuing operations	$0.99	$0.53	$1.63	$1.03
Income from discontinued operations	—	—	—	0.19
Basic net income per share	$0.99	$0.53	$1.63	$1.22
Diluted net income per share:
Income from continuing operations	$0.97	$0.52	$1.59	$1.02
Income from discontinued operations	—	—	—	0.18
Diluted net income per share	$0.97	$0.52	$1.59	$1.20
Weighted average shares outstanding:
Basic	164,141,804	166,343,630	161,114,861	166,662,806
Diluted	167,586,100	169,503,664	164,533,656	169,962,577

VERISK ANALYTICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
For the Six Months Ended June 30, 2015 and 2014

	2015	2014
	(In thousands)
Cash flows from operating activities:
Net income	$262,006	$203,657
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	53,070	41,499
Amortization of intangible assets	42,953	28,544
Amortization of debt issuance costs and original issue discount	10,634	1,322
Allowance for doubtful accounts	456	347
KSOP compensation expense	7,969	7,703
Stock based compensation	19,047	11,057
Gain on derivative instruments	(85,187)	—
Gain on sale of discontinued operations	—	(65,410)
Realized gain on available-for-sale securities, net	(14)	(115)
Deferred income taxes	(7,390)	(3,519)
(Gain) loss on disposal of fixed assets	(3)	735
Excess tax benefits from exercised stock options and restricted stock awards	(8,419)	(6,094)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	37,981	(12,186)
Prepaid expenses and other assets	9,747	(13,593)
Income taxes	11,858	44,808
Accounts payable and accrued liabilities	(27,393)	(26,674)
Fees received in advance	38,305	81,666
Pension and postretirement benefits	(7,129)	(6,064)
Other liabilities	(2,990)	(848)
Net cash provided by operating activities	355,501	286,835
Cash flows from investing activities:
Acquisitions, net of cash acquired of $35,398 and $0, respectively	(2,811,759)	(4,001)
Purchase of non-controlling interest in non-public companies	(101)	(5,000)
Proceeds from sale of discontinued operations	—	155,000
Escrow funding associated with acquisition	(78,694)	—
Proceeds from the settlement of derivative instruments	85,187	—
Capital expenditures	(60,092)	(75,764)
Purchases of available-for-sale securities	(29)	(32)
Proceeds from sales and maturities of available-for-sale securities	230	281
Net cash (used in) provided by investing activities	(2,865,258)	70,484
Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of original issue discount	1,243,966	—
Proceeds of short-term debt, net	30,000	—
Proceeds from issuance of short-term debt with original maturities greater than three months	830,000	—
Repayment of current portion of long-term debt	(170,000)	—
Repayment of long-term debt	(50,000)	—
Payment of debt issuance costs	(23,053)	—
Repurchases of common stock	—	(122,120)
Excess tax benefits from exercised stock options and restricted stock awards	8,419	6,094
Proceeds from stock options exercised	18,103	14,923
Proceeds from issuance of stock as part of a public offering	720,848	—
Net share settlement of restricted stock awards	(2,350)	(1,234)
Other financing activities, net	(2,569)	(2,095)
Net cash provided by (used in) financing activities	2,603,364	(104,432)
Effect of exchange rate changes	12,525	760
Increase in cash and cash equivalents	106,132	253,647
Cash and cash equivalents, beginning of period	39,359	165,801
Cash and cash equivalents, end of period	$145,491	$419,448
Supplemental disclosures:
Taxes paid	$87,914	$82,624
Interest paid	$37,977	$34,002
Noncash investing and financing activities:
Tenant improvement included in other liabilities	$448	$8,859
Capital lease obligations	$905	$1,274
Capital expenditures included in accounts payable and accrued liabilities	$4,658	$1,247